Exhibit 3.1

FIRST AMENDED AND RESTATED BYLAWS

OF

ODONATE THERAPEUTICS, INC.

(a Delaware corporation)

As Adopted and Effective as of June 20, 2019

Article I
MEETINGS OF STOCKHOLDERS

Section 1.1Annual Meeting.

The annual meeting of stockholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, either within or outside of the State of Delaware, on such date, and at such time as the Board of Directors (the “Board”) of Odonate Therapeutics, Inc. (“Odonate”) shall fix.

Section 1.2Special Meeting.

(a)A special meeting of the stockholders may be called at any time by the Board and shall be called by the Secretary on the written request of one or more stockholders who beneficially own at least 10% of the issued and outstanding common stock, par value $0.01 per share (the “Common Stock”), of Odonate. The business conducted at a special meeting will be limited to business brought by or at the direction of the Board and business set forth in the stockholder request that resulted in a special meeting being called in accordance with this Section. For every special meeting of stockholders, the notice of meeting shall set forth the purpose of the meeting.

(b)A written request to call a special meeting will not be valid unless it is signed by or on behalf of one or more stockholders who beneficially own, in the aggregate, 10% or more of the issued and outstanding Common Stock as of the date the request is delivered to the Secretary. The request shall set forth: (i) the business to be transacted at the special meeting (including any nominees for director proposed by the requesting stockholders to be elected); (ii) the name and address of each stockholder submitting the request and of each beneficial owner (if any) on whose behalf the request is being submitted; (iii) all of the information about the business or nominees for director that a stockholder would be required to provide under Section 1.9 if the business or nominations were acted on at an annual meeting of stockholders; and (iv) documentary evidence of beneficial ownership of the Common Stock owned by the stockholders. Odonate may request that the stockholder(s) provide additional documentation to demonstrate beneficial ownership of 10% or more of the Common Stock as of the date of delivery of the request. Following Odonate’s receipt of the request, the Board shall promptly (and in any event within 30 days) fix the date, time and place of the special meeting. The special meeting must be convened within 90 days of the receipt of the request. The Board may present business to be transacted at any special meeting called at the request of stockholders.

Section 1.3Notice of Stockholders’ Meetings.

Whenever stockholders are required or permitted to take any action at a meeting, notice of such meeting shall be given in accordance with Section 222 of the Delaware General Corporation Law (the “DGCL”). Except as otherwise required by law, notice may be given personally or by mail, or by electronic transmission to the extent permitted by Section 232 of the DGCL. To the extent required by law, notice of an adjourned meeting shall be given in accordance with Section 222(c) of the DGCL.

Section 1.4Organization.

The Chairman of the Board, or in his or her absence the Chief Executive Officer, or in his or her absence any other person designated by the Board, the Chairman of the Board or the Chief Executive Officer, shall act as chairman of and preside at any meeting of the stockholders. Each of the chairman of the meeting and the Board shall have the authority to adopt and enforce rules providing for the orderly conduct of the meeting and the safety of those in attendance.

Section 1.5List of Stockholders.

A list of stockholders of Odonate shall be prepared and made available for inspection by stockholders in advance of a meeting of stockholders to the extent required by, and in accordance with, Section 219 of the DGCL.

Section 1.6Quorum.

Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, at any meeting of stockholders, a majority of the voting power of the Common Stock outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

Section 1.7Adjourned Meeting.

Any annual or special meeting of stockholders, whether or not a quorum is present, may be adjourned for any reason by the chairman of the meeting or by a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote thereon. At any such adjourned meeting at which a quorum may be present, any business may be transacted that might have been transacted at the meeting as originally called.

Section 1.8Voting; Proxies.

(a)Except as otherwise required by law, the Certificate of Incorporation, these Bylaws or any law, rule or regulation applicable to Odonate or its securities, at each meeting of stockholders at which a quorum is present, all corporate actions to be taken by vote of the stockholders shall be authorized by the affirmative vote of a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter. Voting at meetings of stockholders need not be by written ballot.

(b)A stockholder may authorize another person or persons to act for such stockholder as proxy in accordance with Section 212 of the DGCL.

Section 1.9Notice of Stockholder Business and Nominations.

(a)Annual Meeting Notice.

(i)Nominations for director election and the proposal of other business may be made at an annual meeting of stockholders only: (A) pursuant to Odonate’s notice of meeting; (B) by or at the direction of the Board; or (C) by any person who is a stockholder of record at the time the notice provided for in this Section 1.9(a) is delivered to the Secretary of Odonate, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section. The foregoing clause (C) shall be the exclusive means for a stockholder to make nominations or propose other business at an annual meeting of stockholders (other than a proposal included in Odonate’s proxy statement in compliance with Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”)).

(ii)A stockholder’s notice must be received by the Secretary not later than the 90th day before the anniversary of the last annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder must be delivered not later than the 20th day after the first public announcement of the date of such meeting by Odonate. Such stockholder’s notice shall set forth:

(A)as to each nominee for director election: (1) all information about the nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act; (2) the nominee’s written consent to serve as a director, if elected; and (3) a completed questionnaire, signed by the nominee, in the form that Odonate requires its nominees to complete and sign;

(B)as to any other business that the stockholder proposes to bring before the meeting, the text of the proposal or business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(C)as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the other business is proposed: (1) the name and address for each stockholder and beneficial owner; (2) the number of shares that are owned beneficially and of record (directly or indirectly) by each such stockholder and beneficial owner; (3) all other related ownership interests, including, but not limited to, derivatives, hedged positions, synthetic and temporary ownership techniques, swaps, securities loans, timed purchases and other economic interests directly or indirectly owned beneficially by each stockholder and beneficial owner; (4) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of Odonate; and (5) a representation whether the stockholder or the beneficial owner, if any, will engage in a solicitation with respect to the nomination or other business and whether such person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of shares representing at least 50% of the Common Stock.

(iii)In the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by Odonate naming all of the nominees for director or specifying the size of the increased Board made by Odonate at least 10 days prior to the last day a stockholder may deliver a notice in accordance with Section 1.9(a)(ii) above, a stockholder’s notice required by this Section 1.9(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary not later than the 10th day after such public announcement is first made by Odonate.

(b)Special Meeting Notice. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to Odonate’s notice of meeting: (i) by or at the direction of the Board; (ii) provided that one or more directors are to be elected at such meeting, by any stockholder of Odonate who is a stockholder of record at the time the notice provided for in this Section 1.9(b) is delivered to the Secretary, who is entitled to vote at the meeting and who delivers a written notice of nomination setting forth the information required by Section 1.9(a) above; or (iii) in the case of a stockholder-requested special meeting, by any stockholder of Odonate pursuant to Section 1.2. In the event Odonate calls a special meeting of stockholders (other than a stockholder-requested special meeting) for the purpose of electing one or more directors to the Board, any stockholder entitled to vote in such election of directors may nominate person(s) for election to such position(s) as specified in Odonate’s notice of meeting, if the notice required by this Section 1.9(b) is received by the Secretary not later than the 20th day following the date on which public announcement of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting is first made by Odonate. Notwithstanding any other provision of these Bylaws, in the case of a stockholder-requested special meeting, no stockholder may nominate a person for election to the Board or propose any other business to be considered at the meeting, except pursuant to the written request delivered for such special meeting pursuant to Section 1.2.

(c)General.

(i)Except as otherwise required by law, only such persons who are nominated in accordance with the procedures set forth in this Section 1.9 shall be eligible to be elected at any meeting of stockholders of Odonate to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.9. No adjournment or postponement of a meeting of stockholders will commence a new time period for the giving of a stockholder’s notice as described above.

(ii)For purposes of this Section 1.9, a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a

comparable national news service or in a document publicly filed by Odonate with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Section 1.10Action by Written Consent.

Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, in accordance with Section 228 of the DGCL.

Section 1.11Inspectors of Election.

Before any meeting of stockholders, Odonate shall appoint one or more inspectors of election to perform the duties required by Section 231 of the DGCL.

Article II
DIRECTORS

Section 2.1Powers.

Except as otherwise required by the DGCL or as provided in the Certificate of Incorporation, the business and affairs of Odonate shall be managed by or under the direction of the Board.

Section 2.2Number, Term of Office and Election.

Except as otherwise provided for or fixed pursuant to the Certificate of Incorporation, the Board shall consist of such number of directors as shall be determined solely by resolution adopted by the affirmative vote of a majority of the total number of directors then authorized (hereinafter referred to as the “Whole Board”). At any meeting of stockholders for the election of directors at which a quorum is present, each director shall be elected by a majority of the votes cast; provided that, if the election is contested, the directors shall be elected by a plurality of the votes cast. An election shall be contested if, as determined by the Board, the number of nominees for director exceeds the number of directors to be elected. For purposes of this Section 2.2, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with abstentions and broker non-votes not counted as a vote cast either “for” or “against” such director’s election). In order for any person to become a member of the Board, such person must agree to submit on appointment or first election to the Board an irrevocable resignation, which shall provide that it shall become effective, in the event of a stockholder vote in an uncontested election in which that person does not receive a majority of the votes cast with respect to that person’s election as a director, at the earlier of: (i) the selection of a replacement director by the Board; or (ii) 90 days after certification of such stockholder vote. Acceptance by the Board is not a condition to the effectiveness of the irrevocable resignation. Each director shall hold office until the next election of directors and until his or her successor shall have been duly elected and qualified.

Section 2.3Vacancies and Newly Created Directorships.

Unless otherwise required by law, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled by the affirmative vote of a majority of the remaining directors then in office and entitled to vote thereon, even though less than a quorum of the Board, or by the sole remaining director. Any director so chosen shall hold office until the next election of directors and until his or her successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 2.4Resignations.

Any director may resign at any time with notice given in writing or by electronic transmission to the Board, the Chairman of the Board or the Secretary of Odonate. Such resignation shall take effect on delivery, unless the resignation specifies a later effective date or time or an effective date or time determined on the happening of an event or events (including, but not limited to, a failure to receive more than 50% of the votes cast in an election). Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 2.5Regular Board Meetings.

Regular meetings of the Board shall be held at such place or places (if any), within or outside the State of Delaware, on such date or dates and at such time or times, as shall have been established by the Board and publicized among all directors. A notice of each regular meeting shall not be required.

Section 2.6Special Board Meetings.

Special meetings of the Board for any purpose may be called at any time by the Chairman of the Board, the Chief Executive Officer or a majority of the directors then in office. The person or persons authorized to call special meetings of the Board may fix the place (if any), within or outside the State of Delaware, date and time of such meetings. Notice of each such meeting shall be given to each director, if by mail, addressed to such director at his or her residence or usual place of business, at least five days before the day on which such meeting is to be held, or shall be sent to such director by email, or be delivered personally or by telephone, in each case at least 24 hours prior to the time set for such meeting. A notice of special meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 2.7Quorum and Voting.

Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, a majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the vote of a majority of the directors present at a duly held meeting at which a quorum is present shall be the act of the Board. The chairman of the meeting or a majority of the directors present may adjourn the meeting to another time and place whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 2.8Board Action by Written Consent Without a Meeting.

Any action required or permitted to be taken at any meeting of the Board, or any committee thereof, may be taken without a meeting in accordance with Section 141(f) of the DGCL.

Section 2.9Chairman of the Board.

The Chairman of the Board shall preside at meetings of directors and shall perform such other duties as the Board may from time to time determine. If the Chairman of the Board is not present at a meeting of the Board, another director chosen by the Board shall preside.

Section 2.10Fees and Compensation of Directors.

Unless otherwise restricted by the Certificate of Incorporation, directors may receive such compensation, if any, for their services on the Board and its committees, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board.

Article III
COMMITTEES

Section 3.1Committees of the Board.

The Board may designate one or more committees in accordance with Section 141(c)(2) of the DGCL, and each such committee shall consist of one or more of the directors. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by law and provided in a resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of Odonate, and may authorize the seal of Odonate to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval; or (b) adopting, amending or repealing any bylaw of Odonate.

Section 3.2Meetings and Action of Committees.

Unless the Board provides otherwise by resolution, any committee of the Board may adopt, alter and repeal such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings as such committee may deem proper. Except as otherwise provided in a resolution of the Board: (a) a majority of the directors then serving on a committee shall constitute a quorum for the transaction of business by the committee; and (b) the vote of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of the committee.

Article IV
OFFICERS

Section 4.1Officers.

The officers of Odonate may consist of a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, a Secretary and such other officers as the Board may from time to time determine, each of whom shall be elected by the Board, each to have such authority, functions or duties as set forth in these Bylaws or as determined by the Board. Each officer shall be elected by the Board and shall hold office for such term as may be prescribed by the Board and until such person’s successor shall have been duly elected and qualified, or until such person’s earlier death, disqualification, resignation or removal. Any number of offices may be held by the same person; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation or these Bylaws to be executed, acknowledged or verified by two or more officers. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

Section 4.2Compensation.

The salaries of the officers of Odonate and the manner and time of the payment of such salaries shall be fixed and determined by the Board and may be altered by the Board from time to time as it deems appropriate, subject to the rights, if any, of such officers under any contract of employment.

Section 4.3Removal, Resignation and Vacancies.

Any officer of Odonate may be removed, with or without cause, by the Board or by a duly authorized officer, without prejudice to the rights, if any, of such officer under any contract to which it is a party. Any officer may resign at any time on notice given in writing or by electronic transmission to Odonate, without prejudice to the rights, if any, of Odonate under any contract to which such officer is a party. If any vacancy occurs in any office of Odonate, the Board may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor shall have been duly elected and qualified.

Section 4.4Additional Matters.

The Chief Executive Officer and the Chief Financial Officer of Odonate shall have the authority to designate employees of Odonate to have the title of Vice President, Assistant Vice President, Treasurer, Assistant Treasurer or Assistant Secretary. Any employee so designated shall have the powers and duties determined by the officer making such designation. The persons on whom such titles are conferred shall not be deemed officers of Odonate unless elected by the Board.

Section 4.5Delegation.

The Board may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding the foregoing provisions of this Article.

Article V
INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 5.1Right to Indemnification.

(a)Each person who was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, judicial, administrative or legislative hearing, or any other threatened, pending or completed proceeding, whether brought by or in the right of Odonate or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of Odonate or while a director or officer of Odonate is or was serving at the request of Odonate as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), or by reason of anything done or not done by him or her in any such capacity, shall be indemnified and held harmless by Odonate to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement by or on behalf of the indemnitee) actually and reasonably incurred by such indemnitee in connection therewith, all on the terms and conditions set forth in these Bylaws; provided, however, that, except as otherwise required by law or provided in Section 5.3 with respect to suits to enforce rights under this Article, Odonate shall indemnify any such indemnitee in connection with a proceeding, or part thereof, voluntarily initiated by such indemnitee (including claims and counterclaims, whether such counterclaims are asserted by: (i) such indemnitee; or (ii) Odonate in a proceeding initiated by such indemnitee) only if such proceeding, or part thereof, was authorized or ratified by the Board or the Board otherwise determines that indemnification or advancement of expenses is appropriate.

(b)To receive indemnification under this Section 5.1, an indemnitee shall submit a written request to the Secretary of Odonate. Such request shall include documentation or information that is necessary to determine the entitlement of the indemnitee to indemnification and that is reasonably available to the indemnitee. On receipt by the Secretary of Odonate of such a written request, the entitlement of the indemnitee to indemnification shall be determined by the following person or persons who shall be empowered to make such determination, as selected by the Board (except with respect to clause (v) of this Section 5.1(b)): (i) the Board by a majority vote of the directors who are not parties to such proceeding, whether or not such majority constitutes a quorum; (ii) a committee of such directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion to the Board, a copy of which shall be delivered to the indemnitee; (iv) the stockholders of Odonate; or (v) in the event that a change of control (as defined below) has occurred, by independent legal counsel in a written opinion to the Board, a copy of which shall be delivered to the indemnitee. The determination of entitlement to indemnification shall be made and, unless a contrary determination is made, such indemnification shall be paid in full by Odonate not later than 60 days after receipt by the Secretary of Odonate of a written request for indemnification. For purposes of this Section 5.1(b), a “change of control” will be deemed to have occurred if, with respect to any particular 24-month period, the individuals who, at the beginning of such 24-month period, constituted the Board (the “incumbent board”), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the beginning of such 24-month period whose election, or nomination for election by the stockholders of Odonate, was approved by a vote of at least a majority of the directors then comprising the incumbent board shall be considered as though such individual were a member of the incumbent board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

Section 5.2Right to Advancement of Expenses.

(a)In addition to the right to indemnification conferred in Section 5.1, an indemnitee shall, to the fullest extent permitted by law, also have the right to be paid by Odonate the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that an advancement of expenses shall be made only on delivery to Odonate of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.

(b)To receive an advancement of expenses under this Section 5.2, an indemnitee shall submit a written request to the Secretary of Odonate. Such request shall reasonably evidence the expenses incurred by the indemnitee and shall include or be accompanied by the undertaking required by Section 5.2(a). Each such advancement of expenses shall be made within 20 days after the receipt by the Secretary of Odonate of a written request for advancement of expenses.

(c)Notwithstanding the foregoing Section 5.2(a), Odonate shall not make or continue to make advancements of expenses to an indemnitee (except by reason of the fact that the indemnitee is or was a director of Odonate, in which event this Section 5.2(c) shall not apply) if a determination is reasonably made that the facts known at the time such determination is made demonstrate clearly and convincingly that the indemnitee acted in bad faith or in a manner that the indemnitee did not reasonably believe to be in or not opposed to the best interests of Odonate, or, with respect to any criminal proceeding, that the indemnitee had reasonable cause to believe his or her conduct was unlawful. Such determination shall be made: (i) by the Board by a majority vote of directors who are not parties to such proceeding, whether or not such majority constitutes a quorum; (ii) by a committee of such directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion to the Board, a copy of which shall be delivered to the indemnitee.

Section 5.3Right of Indemnitee to Bring Suit.

In the event that a determination is made that the indemnitee is not entitled to indemnification or if payment is not timely made following a determination of entitlement to indemnification pursuant to Section 5.1(b) or if an advancement of expenses is not timely made under Section 5.2(b), the indemnitee may at any time thereafter bring suit against Odonate in a court of competent jurisdiction in the State of Delaware seeking an adjudication of entitlement to such indemnification or advancement of expenses. If successful in whole or in part in any such suit, or in a suit brought by Odonate to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by law. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard of conduct for indemnification set forth in the DGCL. Further, in any suit brought by Odonate to recover an advancement of expenses pursuant to the terms of an undertaking, Odonate shall be entitled to recover such expenses on a final adjudication that the indemnitee has not met any applicable standard of conduct for indemnification set forth in the DGCL. Neither the failure of Odonate (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by Odonate (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by Odonate to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under applicable law, this Article or otherwise shall be on Odonate.

Section 5.4Non-Exclusivity of Rights.

The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any law, agreement, vote of stockholders or disinterested directors, provisions of a certificate of incorporation or bylaws, or otherwise.

Section 5.5Insurance.

Odonate may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of Odonate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not Odonate would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 5.6Indemnification of Employees and Agents of Odonate.

Odonate may, to the extent and in the manner permitted by law, and to the extent authorized from time to time, grant rights to indemnification and to the advancement of expenses to any employee or agent of Odonate.

Section 5.7Nature of Rights.

The rights conferred on indemnitees in this Article shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

Section 5.8Settlement of Claims.

Notwithstanding anything in this Article to the contrary, Odonate shall not be liable to indemnify any indemnitee under this Article for any amounts paid in settlement of any proceeding effected without Odonate’s written consent, which consent shall not be unreasonably withheld.

Section 5.9Subrogation.

In the event of payment under this Article, Odonate shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee (excluding insurance obtained on the indemnitee’s own behalf), and the indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable Odonate effectively to bring suit to enforce such rights.

Section 5.10Severability.

If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law: (a) the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article (including, without limitation, all portions of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article (including, without limitation, all portions of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that Odonate provide protection to the indemnitee to the fullest extent set forth in this Article.

Article VI
CAPITAL STOCK

Section 6.1Certificates of Stock.

The shares of Odonate may be represented by certificates; provided, however, that the Board may also provide by resolution or resolutions that some or all stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to Odonate. Each holder of stock represented by certificates shall be entitled to a certificate signed by, or in the name of Odonate, by any two of the Chief Executive Officer, the Chief Financial Officer, the Secretary or any other authorized officers of Odonate, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile. Certificates representing stock, and any notice of issuance or transfer of uncertificated stock, shall comply with the applicable requirements of Sections 151, 156, 202(a) or 218(a) of the DGCL.

Section 6.2Transfers of Stock.

Transfers of stock shall be made only on the books of Odonate on authorization by the registered holder thereof or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of Odonate or a transfer agent for such stock, and if such shares are represented by a certificate, on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of any taxes thereon; provided, however, that Odonate shall be entitled to recognize and enforce any lawful restriction on transfer.

Section 6.3Registered Stockholders.

Odonate shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 6.4Record Date for Determining Stockholders.

In order to permit Odonate to determine: (i) the stockholders entitled to notice of, and to vote at, any meeting of stockholders or any adjourned meeting; (ii) the stockholders entitled to express consent to corporate action in writing without a meeting; and (iii) the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date in accordance with Section 213 of the DGCL.

Section 6.5Regulations.

To the extent permitted by applicable law, the Board may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of Odonate.

Section 6.6Waiver of Notice.

Whenever notice is required to be given under any provision of the DGCL or the Certificate of Incorporation or these Bylaws, the person entitled to notice may waive such notice in accordance with Section 229 of the DGCL.

Article VII
GENERAL MATTERS

Section 7.1Fiscal Year.

The fiscal year of Odonate shall begin on the first day of January of each year and end on the last day of December of the same year, or shall extend for such other 12 consecutive months as the Board may designate.

Section 7.2Corporate Seal.

The Board may provide a suitable seal, containing the name of Odonate, which seal shall be in the charge of the Secretary of Odonate. If and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 7.3Subject to Law and Certificate of Incorporation.

All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by the Certificate of Incorporation and applicable law.

Article VIII
AMENDMENTS

Section 8.1Amendments.

In accordance with the Certificate of Incorporation, the Board is expressly authorized to adopt, amend or repeal these Bylaws. In addition to any requirements of law, the affirmative vote of at least a majority of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of these Bylaws.

The foregoing Bylaws were adopted by the Board on June 20, 2019.